UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 29, 2008, the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association) adopted amendments to the company’s Bylaws, effective immediately, to provide stockholders with the right to amend "Bylaw Provisions," generally without prior action by the Board of Directors. To effect this change, the Board of Directors amended the bylaws to designate specified provisions of the company's Bylaws as "Certificate Provisions" and others as "Bylaw Provisions." Prior to these amendments, the Bylaws provided that the power to alter, amend or repeal any bylaw, or to adopt any new bylaw, was vested in the Board of Directors. As amended, the Bylaws specify the vote required to amend the Bylaws and either retain or establish additional procedural requirements. The principal changes effected by the amended Bylaws are summarized below.

CORPORATE GOVERNANCE PRACTICES AND PROCEDURES

As amended, Section 1.05 provides that Sections 1.01, 1.02, 1.05, 2.01, 2.02, 2.03, 2.10, 3.08(b), 3.08(c), 4.01, 4.02, 4.03 and 4.18, Articles 6, 7 and 8, and any new bylaw which may be adopted and designated as such in accordance with Section 7.01 of the Bylaws shall be treated as part of the company's "certificate of incorporation" for all purposes of the Delaware General Corporation Law and treated as "Certificate Provisions."

Any sections of the Bylaws not designated as "Certificate Provisions" in accordance with Section 7.01 shall be treated as part of the company's "bylaws" for all purposes of the Delaware General Corporation Law and treated as "Bylaw Provisions."

ACTIONS BY THE BOARD OF DIRECTORS

As amended, Section 7.01 provides the Board of Directors with the power to alter, amend or repeal any "Certificate Provision" or "Bylaw Provision" of the Bylaws, or to adopt new bylaws either (i) by the affirmative vote of two-thirds of the then-incumbent members of the Board of Directors or (ii) by unanimous written consent of the then-incumbent members of the Board of Directors. Any new bylaw adopted by the Board of Directors, and any "Certificate Provision" altered or amended by the Board of Directors shall be designated as a "Certificate Provision," unless an affirmative vote of two-thirds of the then-incumbent Board of Directors approves the designation of that bylaw as a "Bylaw Provision."

ACTIONS BY THE STOCKHOLDERS

As amended, Section 7.02 provides stockholders with the power to take action to alter, amend or repeal any bylaw, or to adopt any new bylaw, as long as the provision involves the subject matter of a "Bylaw Provision," by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of the proposed action is contained in the notice of the special meeting. The stockholders, however, do not have the power to alter, amend or repeal any "Bylaw Provision" or adopt any new bylaw, if (i) it would be inconsistent with the "Charter Act" or other federal law, rules and regulations or the safe and sound operations of the company, (ii) the "Bylaw Provision" involves the subject matter of any "Certificate Provision," or (iii) the altering, adopting, amending or repealing of the "Bylaw Provision" would be inconsistent with any "Certificate Provision." The "Charter Act" refers to the Federal National Mortgage Association Charter Act, which sets forth the activities that Fannie Mae may conduct, authorizes Fannie Mae to issue debt and equity securities, and describes Fannie Mae's general corporate powers.

In addition, the stockholders may not take action to alter, amend, repeal or adopt any "Certificate Provision" unless the action is explicitly authorized and referred to the stockholders by the Board of Directors. In that event, the affirmative vote of a majority of the stock issued and outstanding and entitled to vote on that action is required.

The preceding summary of the amendments is qualified in its entirety by reference to the full text of the amendments, as included in the amended and restated bylaws. A copy of the company's amended and restated bylaws, which has been marked in Sections 1.05, 7.01 and 7.02 to show the amendments adopted on February 29, 2008, is included as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

March 6, 2008	By:	/s/ Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Fannie Mae Bylaws, as amended and restated through February 29, 2008